Filed Under Rule 424(b)(3)

Registration Number 333-133327

PROSPECTUS

389,533 SHARES

INTELLIGENT BUYING, INC.

COMMON STOCK

This is a resale prospectus for the resale of up to 389,533 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

As of December 31, 2007 we had 889,533 shares of our common stock issued and outstanding together with 2,500,000 shares of preferred stock which will convert into an additional 5,000,000 shares of common stock.

Our common stock is not traded on any market and although we intend to initiate steps, including the identification of market makers, to include our common stock for quotation on the Over the Counter Bulletin Board maintained by NASD ("OTCBB"), we may not be successful in such efforts and our stock may never trade in any market.

Selling stockholders other than Sophia Malobrodsky will sell at a fixed price of $.75 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. Sophia Malobrodsky will sell 253,333 shares at a fixed price of $.75 per share throughout the term of the offering and she will be acting as an underwriter with respect to the sale of such shares.  See "Plan of Distribution."

Investing in our common stock involves very high risks. See "RISK FACTORS".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The selling security holders are offering to sell and seeking offers to buy shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling security holders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling security holder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is January 15, 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

RISK FACTORS

2

WHERE YOU CAN FIND MORE INFORMATION

9

USE OF PROCEEDS

10

DETERMINATION OF OFFERING PRICE

10

DILUTION

11

SELLING SECURITY HOLDERS

11

PLAN OF DISTRIBUTION

13

DIVIDEND POLICY

14

LEGAL PROCEEDINGS

14

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

14

SECURITY OWNERSHIP…BENEFICIAL HOLDERS AND MANAGEMENT

16

DESCRIPTION OF SECURITIES

17

INTEREST OF NAMED EXPERTS AND COUNSEL

20

DISCLOSURE OF … INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

20

ORGANIZATION WITHIN LAST FIVE YEARS

20

DESCRIPTION OF BUSINESS

21

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

22

DESCRIPTION OF PROPERTY

33

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

33

CERTAIN TRANSACTIONS

33

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

35

EXECUTIVE COMPENSATION

35

LEGAL MATTERS

36

EXPERTS

36

FINANCIAL STATEMENTS

37

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

38

ITEM 3.  SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision.

In this prospectus, the "Company" and terms such as "we," "us" and "our," refer to Intelligent Buying, Inc., a California corporation.

About Intelligent Buying, Inc.

Intelligent Buying, Inc. was incorporated in the State of California on March 22, 2004.  On March 22, 2004, the Company issued 10,000 shares of the Company’s common stock (an aggregate of 20,000 shares) to its founders, Eugene Malobrodsky and David Gorodyansky for a cash consideration of $200.  On March 22, 2006, the Company issued 1,250,000 shares of its Preferred Stock to each of Eugene Malobrodsky and David Gorodyansky (2,500,000 Preferred Shares in the aggregate) in exchange for the 20,000 shares of the Company’s common stock which had been previously issued.  Both prior to the exchange and at the time of the exchange, Messrs. Malobrodsky and Gorodyansky owned 100% of the stock of the Company.  The decision to exchange their common shares for preferred shares was intended to enable them to maintain a particular percentage holding of the Company and enable them to maintain voting control over the Company.  The 2,500,000 issued and outstanding Preferred Shares are convertible into 5,000,000 shares of the Company’s common stock.

The Company has been engaged since 2004 in the business of asset management and sales of high-end computerized networking equipment to emerging high technology companies.  The focus of the Company’s business is to facilitate the liquidation of high-end networking equipment and information technology assets by businesses which are ceasing operations and to resell these assets to evolving technology companies at a fraction of the original cost.  The Company sells products which include servers with multiple CPU’s, web servers, desktop and laptop computers, enterprise level switching equipment and routers.  In this respect, the Company provides a valuable service to both the financial stakeholders of the selling businesses and the purchasers.

The Company is located in the heart of Silicon Valley, in close proximity to a number of prominent venture capital firms located in Menlo Park, CA.  This proximity permits us to have face-to-face contact with these firms, which are the principal funding mechanism for the information technology industry.  Venture funds comprise the Company’s most important contact with business opportunities.  The principal categories of equipment sold by the Company comprise servers with multiple CPU’s, web servers, desktop and laptop computers, enterprise level switching equipment and routers.  The Company also has a major focus on the evolving Voice Over Internet Protocol (“VOIP”) industry and seeks to become a major provider of switches, routers and related information technology for this industry.  To date, the principal focus of the Company has been Silicon Valley.  In the future, the Company intends to expand nationally, and ultimately, internationally.

The Offering

The shares being offered for resale under this prospectus consist entirely of the outstanding shares of our common stock held by the selling stockholders identified herein.  Said shares comprise approximately 43.8% of the issued and outstanding shares of common stock of the Company (not including the common share equivalents of any issued and outstanding preferred shares.

Shares of common stock offered by us:   None

Shares of common stock which may be sold by the selling stockholders: 389,533

Use of proceeds: We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors: The purchase of our common stock involves a high degree of risk. You should carefully review and consider "High Risk Factors".

Selling stockholders other that Sophia Malobrodsky will sell at a fixed price of $.75 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately Negotiated prices. Sophia Malobrodsky will sell at a fixed price of $.75 per share throughout the term of the offering. See "Plan of Distribution."

Trading Market:   None

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

RISKS RELATING TO THE BUSINESS

WE HAVE BEEN SUBJECT TO A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS

Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended December 31, 2006, relative to our ability to continue as a going concern.  While we had positive working capital of $1,119 as of December 31, 2006, we had an accumulated deficit of $667,384 incurred  through  December 31, 2006 and recorded a loss of $608,676 for the fiscal year ended December 31, 2006.  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. As such we may have to cease operations and investors could lose their entire investment.

WE HAVE NO PROFITABLE OPERATING HISTORY AND MAY NEVER ACHIEVE PROFITABILITY.

The Company commenced operations in 2004 and to date has operated on a relatively small scale.  Through September 30, 2007, the Company has an accumulated deficit of $686,082 notwithstanding the fact that the founders and principal officers of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated meaningful revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, technological obsolescence and unanticipated difficulties regarding the marketing and sale of our inventory. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

DEPENDENCE UPON THE FOUNDERS, WITHOUT WHOSE SERVICES COMPANY BUSINESS OPERATIONS COULD CEASE

At this time, the sole officers and directors of the Company are the founders, Eugene Malobrodsky and David Gorodyansky, who are wholly responsible for the development and execution of our business.  The founders are under no contractual obligation to remain employed by us, although neither has any intent to leave. If either of the founders should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford.  Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR FOUNDERS AND SOLE OFFICERS DEVOTE ONLY FIVE TO TEN HOURS PER WEEK EACH TO THE COMPANY’S BUSINESS AND ARE ENGAGED IN OTHER BUSINESS ACTIVITIES

At this time, the sole officers and directors of the Company, Eugene Malobrodsky and David Gorodyansky, devote only five to ten hours per week to the Company’s business and are engaged at the same time as officers of AnchorFree Wireless, Inc.  The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future.  Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

THE COMPANY IS HIGHLY DEPENDENT UPON A RELATED COMPANY FOR A SIGNIFICANT PORTION OF ITS SALES

AnchorFree Wireless, Inc., a company controlled by the Company’s sole officers and directors, accounted for 70.6% of the Company’s sales for the year ended December 31, 2006 and 88.4% of the Company’s sales for the nine-month interim period ended September 30, 2007.  These sales are integral to the viability of the Company, and without such sales, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT

Our founders, Eugene Malobrodsky and David Gorodyansky, each own 1,250,000 shares of our preferred stock, which is convertible into an aggregate of 5,000,000 shares of common stock. Assuming conversion of all shares of preferred stock, Messrs. Malobrodsky and Gorodyansky would hold approximately 84.88% of the Company’s common stock.  Prior to such conversion, Messrs. Malobrodsky and Gorodyansky control shares representing approximately 84.88% of the voting control of the Company.  In addition, Messrs. Malobrodsky and Gorodyansky are the sole officers and directors of the Company. Messrs. Malobrodsky and Gorodyansky therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws. They are in a position to elect all of our directors and to dictate all of our policies.  All of these actions could adversely affect the value of investors’ shares or investors in our common stock or other securities could lose their entire investment.

LACK OF EMPLOYMENT AGREEMENTS WITH KEY MANAGEMENT RISKING POTENTIAL OF THE LOSS OF THE COMPANY’S TOP MANAGEMENT

We do not currently have employment agreements with either of Messrs. Malobrodsky and Gorodyansky or key man insurance on the life of either of them. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel.  Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

LACK OF ADDITIONAL WORKING CAPITAL MAY CAUSE CURTAILMENT OF ANYEXPANSION PLANS WHILE RAISING OF CAPITAL THROUGH SALE OF EQUITYSECURITIES WOULD DILUTE EXISTING SHAREHOLDERS PERCENTAGE OF OWNERSHIP

The potential exists that our available capital resources may not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to January 1, 2008. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, this could materially adversely affect our financial condition and results of operations.

WE DO NOT PRESENTLY HAVE A TRADITIONAL CREDIT FACILITY WITH A FINANCIAL INSTITUTION. THIS ABSENCE MAY ADVERSELY IMPACT OUR OPERATIONS.

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts.  Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR INABILITY TO SUCCESSFULLY ACHIEVE A CRITICAL MASS OF SALES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability.  Without such critical mass of sales, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

MANY COMPANIES WITH GREATER RESOURCES AND OPERATING EXPERIENCE OFFER TECHNOLOGY SIMILAR TO THE PRODUCTS WE SELL. THESE COMPANIES COULD SUCCESSFULLY COMPETE WITH US ANDNEGATIVELY AFFECT OUR OPPORTUNITY TO ACHIEVE PROFITABILITY.

We operate in a competitive industry with many established and well-recognized competitors. In particular, Cisco Systems maintains a dominant position in the network switching industry and they compete directly with us with respect to the Cisco and other brand-name products we sell. We also compete with Extreme Networks, Juniper Networks, F5 Networks, Nortel Networks, Enterasys Networks, 3Com, Huawei Technologies, Force 10 Networks, and Actel, among others. Most of our competitors (including all of the competitors referenced above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and potentially may react strongly to our marketing efforts. In addition, many competitors exist who, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to be more competitive with our Company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations.  If we are not successful in competing with our competitors, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR SALES AND MARKETING EFFORTS HAVE YIELDED LIMITED REVENUES AND THERE CAN BE NO ASSURANCE THAT OUR FUTURE SALES AND MARKETING EFFORTS WILL LEAD TO SALES OF OUR PRODUCTS.

Our sales and marketing efforts have yielded limited revenues to date and we believe we will have to significantly expand our sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our products and support services. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our products or support services.  If we are unable to expand our sales and marketing efforts, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

THE INDUSTRY OF NETWORK SWITCH PRODUCTS IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE. OUR INVENTORY OF PRODUCTS COULD BECOME OBSOLETE AT ANY TIME AND OUR LIMITED CAPITAL PROHIBITS US FROM DEVOTING A SIGNIFICANT AMOUNT OF RESOURCES TO REPLACEMENT OF SUCH INVENTORY.

Evolving technology, updated industry standards, and frequent new product and service introductions characterize the network switching market, which represents one of our principal markets. Our current inventory could become obsolete at any time. Competitors could develop new products similar to or better than those in our inventory, which would render our inventory obsolete or significantly impact the value of our inventory. In order to be competitive, we must continue to acquire new products that offer state of the art technology at lower price points than our competitors.  If we are unable to provide state-of-the-art products for sale, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

THE AVERAGE SELLING PRICES OF OUR PRODUCTS, AND OUR GROSS MARGINS RESULTING FROM THE SALE OF SUCH PRODUCTS, MAY DECLINE AS A RESULT OF COMPETITIVE PRESSURES, INDUSTRY TRENDS AND OTHER FACTORS.

The network industry has experienced an erosion of the average product selling prices due to a number of factors, particularly competitive and macroeconomic pressures and rapid technological advancements. Our competitors have and will likely continue to lower sales prices from time to time in order to gain market share or create more demand. We may have to reduce the sales prices of our products in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition.  If we cannot maintain adequate profit margins on the sales of our products, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON GENERAL ECONOMIC CONDITIONS AND BUSINESS TRENDS, PARTICULARLY IN THE INFORMATION TECHNOLOGY INDUSTRY, A DOWNTURN OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions such as employment rates and labor supply, general business conditions, cost of goods and materials, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers as well as our vendors, suppliers and partners and their continued willingness to work with us in the future. Our business is particularly sensitive to information technology ("IT") spending patterns and preferences. There can be no assurance that IT spending will not be adversely affected by general business trends and economic conditions, thereby impacting our growth, net sales and profitability.  An overall decline in the demand for information technology spending could cause a reduction in our sales and the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR SUCCESS.

In order for us to expand successfully, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience rapid growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. We will also need to continually evaluate the adequacy of our management information systems, including our web site. Failure to upgrade our information systems or unexpected difficulties encountered with these systems during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, CASH FLOWS, REVENUE AND RESULTS OF OPERATIONS.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

RISKS RELATED TO THIS OFFERING

THERE IS CURRENTLY NO MARKET FOR OUR SECURITIES AND THERE CAN BE NOASSURANCE THAT ANY MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE LISTED FOR TRADING

Prior to the date of this prospectus, there has not been any established trading market for our common stock and there is currently no market for our securities. We will seek to have a market maker file an application with the NASD on our behalf to list the shares of our common stock on the NASD OTC Bulletin Board ("OTCBB") or similar quotation service when we have a sufficient number of shareholders, if ever. There can be no assurance as to whether such market makers application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our Common stock. Owing to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. See "Broker-dealers may be discouraged from effecting transactions in our common stock because they are considered a penny stock and are subject to the penny stock rules.”

NO ESTABLISHED MARKET PRICE FOR THE SHARES

Currently, there is no established market for our stock.  As a result, the price at which you purchase shares of common stock may not be indicative of the price of our stock that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you. Moreover, in the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

SHARES OF OUR COMMON STOCK ELIGIBLE, OR TO BECOME ELIGIBLE, FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. As of this date, the major portion of our outstanding securities are restricted under the Securities Act of 1933, as amended.  We also have outstanding Series A Convertible Preferred Stock which will convert into approximately 5,000,000 shares of common stock. Sales of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR COMMON STOCK SHARES BECAUSE THEY MAY BE CONSIDERED A “PENNY STOCK” AND ARE SUBJECT TO THE APPLICABLE PENNY STOCK RULES

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock.”  Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. There is currently no established price quotation for our shares, however, we expect that initial quotations will not exceed $5.00 and there is the possibility that the quoted shares price may never exceed $5.00, and that our common stock will be deemed penny stock for the purposes of the Exchange Act.  The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the stock and impede the sale of our stock in the secondary market.  Specifically, any broker-dealer selling penny stock to anyone other than an established customer or “accredited investor,” generally, an individual with net worth in excess of

$1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

WE HAVE NEVER PAID ANY DIVIDENDS AND DO NOT INTEND TO DO SO IN THE FUTURE

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future.  As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH HEREIN, AN INVESTMENT IN THE COMPANY'S SECURITIES IN ANY MARKET WHICH MAY DEVELOP IN THE FUTURE INVOLVES A HIGH DEGREE OF RISK.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this registration statement on Form SB-2 in connection with the offering of the common stock by selling shareholders with the U.S. Securities and Exchange Commission.  This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement.  Some information is omitted and you should refer to the registration statement and its exhibits.  With respect to references made in this prospectus to any contract, agreement or other document of our, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.  You may review a copy of the registration statement, including exhibits, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0030.  Our SEC filings and the registration statement can also be reviewed by accessing the SEC’s Web site at http://www.sec.gov, which contains reports, information statements and other information regarding registrants that file electronically with the SEC.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Intelligent Buying, Inc.

260 Santa Ana Court

Sunnyvale, CA 94085

(408) 505-2394

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, competition and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels profitability, new products, adequacy of funds from operations, these statements and other projections and statements contained herein expressing general optimism about future operating results and non-historical information, are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.  Investors are cautioned that our forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

 We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

ITEM 4.  USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering all 389,533 of our currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

ITEM 5.  DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. The Company has utilized the price of the most recent sales transaction.  The shares being registered were sold during March 2006.  No sales have occurred since March 2006.  Accordingly, in determining the offering price, the Company has utilized the actual cash price paid by the purchasers of the shares being registered, $.75 per share.  Notwithstanding the foregoing, the 253,333 shares being sold by Sophia Malobrodsky (comprising 65% of the total shares being offered) were issued in exchange for debt at a value of $.15 per share.  In addition, the 2,500,000 preferred shares held by the Company’s founders (which are convertible into 5,000,000 common shares) were originally issued in 2004 at a total price of $200.00.

ITEM 6.  DILUTION

In view of the fact that all shares which are the subject of this registration are selling shareholder shares which are presently issued and outstanding, and no new shares are to being issued in connection therewith, there will be no dilution as a result of this offering.

ITEM 7.  SELLING SECURITY HOLDERS

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of December 31, 2007.

Selling Security Holders	Current Shares Owned Before Offering	Shares Being Offered	Amount To Be Owned After Offering Complete	Relationship To the Company Or Affiliates
Sophia Malobrodsky (1)	253,333	253,333	0	10% Holder
Elizabeth Theriot (3)	4,000	4,000	0	Stockholder Only
Marc E. Hoag (3)	1,334	1,334	0	Stockholder Only
Peter Hoag (3)	4,000	4,000	0	Stockholder Only
Tatyana Dolgin (3)	1,000	1,000	0	Stockholder Only
James Lawrence (3)	1,333	1,333	0	Stockholder Only
Eugene Sterenzat (3)	4,000	4,000	0	Stockholder Only
Vladimir Emakov (3)	4,000	4,000	0	Stockholder Only
Laurence Nathanson (3)	4,000	13,333	0	Stockholder Only
Michael Hill (3)	4,000	800	0	Stockholder Only
Igor Vainshtain (3)	4,000	533	0	Stockholder Only
Era Zelenko (3)	4,000	400	0	Stockholder Only
Howard Weiss (3)	4,000	4,000	0	Stockholder Only
Ilya Perlov (2)	20,400	20,400	0	Stockholder Only
Ruth Weiss (3)	4,000	4,000	0	Stockholder Only
Valentia Properties, Inc. (3) (4)	4,000	4,000	0	Stockholder Only
Tyler International, Inc. (3) (5)	4,000	4,000	0	Stockholder Only
Costa Azul Alliance, SA (3) (6)	4,000	4,000	0	Stockholder Only
Westhaven Properties, Inc. (3) (7)	4,000	4,000	0	Stockholder Only
Granada Enterprises, Inc. (3) (8)	4,000	4,000	0	Stockholder Only

Miraflores Corp. (3) (9)	4,000	4,000	0	Stockholder Only
Red Springs Trading Corp. (3) (10)	4,000	4,000	0	Stockholder Only
Dennton Financial Limited (3) (11)	4,000	4,000	0	Stockholder Only
Palmbrook Holdings, SA (3) (12)	4,000	4,000	0	Stockholder Only
Abram H. Cohen (3)	4,000	4,000	0	Stockholder Only
Rachel Cohen (3)	4,000	4,000	0	Stockholder Only
Andrey Litin (3)	400	400	0	Stockholder Only
Dmitry Kondratyev (3)	667	667	0	Stockholder Only
Gila Cohen (3)	4,000	4,000	0	Stockholder Only
Avi Cohen (3)	4,000	4,000	0	Stockholder Only
Rachel Blass (3)	4,000	4,000	0	Stockholder Only
Miriam Blass (3)	4,000	4,000	0	Stockholder Only
Royce Diener (3)	4,000	4,000	0	Stockholder Only
Elie Jeidel (3)	4,000	4,000	0	Stockholder Only
Sheldon Leibenstein (3)	4,000	4,000	0	Stockholder Only
	Totals	389,533	389,533

(1) Sophia Malobrodsky acquired her shares by the exchange of the outstanding balance of a promissory note from the Company in her favor with an outstanding balance of $38,000 ($0.15 per share exchange rate but valued on the Company’s books at $.75 per share).  Mrs. Malobrodsky is the mother of Eugene Malobrodsky.

(2) Ilya Perlov acquired 20,000 of his shares by the exchange of the outstanding balance of a promissory note from the Company in his favor with an outstanding balance of $3,000 ($0.15 per share exchange rate but valued on the Company’s books at $.75 per share).  The remaining 400 shares were purchased for $0.75 per share in the Company’s offering of shares completed March 31, 2006.

(3) Acquired shares at $0.75 per share in the Company’s offering of shares completed March 31, 2006.

(4) Chiara Rivetti has voting and investment control over the shares held by Valentia Properties, Inc.

(5) Tyler Bianchini has voting and investment control over the shares held by Tyler International, Inc.

(6) Etienne F. Elek has voting and investment control over the shares held by Costa Azul Alliance, SA.

(7) Hollo Erzsebet has voting and investment control over the shares held by Westhaven Properties, Inc.

(8) Barbara Azzurini has voting and investment control over the shares held by Granada Enterprises, Inc.

(9) Dr. Edit Kocsis has voting and investment control over the shares held by Miraflores Corp.

(10)  Peter Kovacs has voting and investment control over the shares held by Red Springs Trading Corp.

(11)  Ursula Assurini has voting and investment control over the shares held by Denton Financial Limited.

(12)  Domenico Bardelli has voting and investment control over the shares held by Palmbrook Holdings, SA.

None of the Selling Security Holders are broker/dealers or affiliates of broker/dealers.

Selling stockholders other that Sophia Malobrodsky will sell at a fixed price of $.75 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. Sophia Malobrodsky will sell at a fixed price of $.75 per share throughout the term of the offering and will be deemed to be an underwriter.

ITEM 8.  PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

if a market should develop. in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and  in settlement of other transactions in standardized or over-the-counter options;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above.

Each of the selling stockholders will sell at a fixed price of $.75 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents.

Affiliates and/or promoters of the Company who are offering their shares for re-sale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed "underwriters" of the offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also agreed to indemnify the selling stockholders and certain related persons against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or (b) the date on which all shares offered by this prospectus have been sold by the selling stockholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this Prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related prospectus supplement.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

ITEM 9.  LEGAL PROCEEDINGS

None.

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information with respect to our directors and executive officers.

Name	Age	Position

Eugene Malobrodsky	26	Chief Executive Office, Secretary and Director

David Gorodyansky	26	President, Chief Operating Officer

David Gorodyansky.   Founded Intelligent Buying Inc. in 2004.  From August 2001 through May 2002, he served as a Sr. Strategy Manager with Fulcrum Management.  In May 2002, he commenced the business which was the predecessor of Intelligent Buying, Inc. as a partnership with Eugene Malobrodsky.  This business became Intelligent Buying, Inc. in March 2004 and he has continued as Director and President of Intelligent Buying through the present date.  David is a member of the Society of Competitive Intelligence Professionals and an advisor on the Technology Expert Council to Gavin Newsom, the mayor of San Francisco.  He was also is the Co-Founder and currently serves as President of AnchorFree Wireless Inc., which operates Wi-Fi networks in San Francisco and Palo Alto, California.

Eugene Malobrodsky, Founded Intelligent Buying Inc. in 2004 and was active in initially funding and growth of the company.  From September 2000 through August 2001, he served as Information Technology Director of Web Ever, Inc.  From September 2001 through June 2002, he served as Sales Manager for Unix Surplus.  In May 2002, he commenced the business which was the predecessor of Intelligent Buying, Inc. as a partnership with David Gorodyansky.  This business became Intelligent Buying, Inc. in March 2004 and he has continued as Director, Chief Executive Officer, Chief Financial Officer and Secretary of Intelligent Buying through the present date.  He is currently in charge of technical operations and strategy planning.  He also currently serves as a Senior Vive President of AnchorFree Wireless, Inc., which operates Wi-Fi networks in San Francisco and Palo Alto, California.

Messrs. Gorodyansky and Malobrodsky currently each devote approximately five to ten hours per week to the business of Intelligent Buying, Inc.

Committees of the Board of Directors

Messrs Malobrodsky and Gorodyansky are currently our only directors. Concurrent with having sufficient members and resources, the board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by the Company for any expenses incurred in attending directors' meetings provided that the Company has the resources to pay these fees. The Company will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee financial expert, nor do we have an audit committee. Our entire board of directors, which currently consists of Messrs. Malobrodsky and Gorodyansky, handle the functions that would otherwise be handled by an audit committee. We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our board and who would be willing to act as an audit committee financial expert. As our business expands and as we appoint others to our board of directors we expect that we will seek a qualified independent expert to become a member of our board of directors. Before retaining any such expert our board would make a determination as to whether such person is independent.

Code of Ethics

On March 1, 2006, our board of directors adopted a code of ethics that our principal financial officer, principal accounting officer or controller and any person who may perform similar functions is subject to.  Currently, Messrs. Malobrodsky and Gorodyansky are the only officers and directors of the company who are subject to the Code of Ethics.  If we retain additional officers in the future to act as our principal financial officer, principal accounting officer, controller or persons serving similar functions, they would become subject to the Code of Ethics. The Code of Ethics does not indicate the consequences of a breach of the code. If there is a breach, the board of directors would review the facts and circumstances surrounding the breach and take action that it deems appropriate, which action may include dismissal of the employee who breached the code. Currently, since Messrs. Malobrodsky and Gorodyansky serve as the sole directors and officers, they are responsible for reviewing his own conduct under the Code of Ethics and determining what action to take in the event of his own breach of the Code of Ethics. A copy of the code of ethics appears as Exhibit 14.1 to this registration statement.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

As of December 31, 2007, we had 889,533 shares of common stock outstanding which are held by 39 shareholders. In addition, we had 2,500,000 shares of preferred stock issued and outstanding, which, upon conversion, will become 5,000,000 shares of common stock.  The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of December 31, 2007; of all directors and executive officers of the Company; and of our directors and officers as a group.

Common Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Sophia Malobrodsky 10 San Clemente Way Mountain View, CA 94043 (1)	253,333	28.48%
Altitude Group, LLC 2264 82nd St. Brooklyn, NY 11214 (5)	500,000	56.21%
Eugene Malobrodsky 10166 Danube Dr Cupertino CA, 95014	0 (2)	0.00% (2)
David Gorodyansky 362 Orchard Sunnyvale, CA 94085	0 (3)	0.00% (3)
Officers and Directors as a group (2) persons)	0 (4)	0.00% (4)

1.  Sophia Malobrodsky is the mother of Eugene Malobrodsky.

2.  Eugene Malobrodsky holds 1,250,000 shares of preferred stock which is convertible into 2,500,000 shares of common stock.  Assuming the conversion of all preferred stock to common stock, his shares would comprise 42.44% of all issued and outstanding common shares.

3.  David Gorodyansky holds 1,250,000 shares of preferred stock which is convertible into 2,500,000 shares of common stock.  Assuming the conversion of all preferred stock to common stock, his shares would comprise 42.44% of all issued and outstanding common shares.

4.  In the aggregate, Eugene Malobrodsky and David Gorodyansky, the sole officers and directors of the Company, hold 2,500,000 shares of preferred stock which is convertible into 5,000,000 shares of common stock.  Assuming the conversion of all preferred stock to common stock, these shares would comprise 84.9% of all issued and outstanding common shares.

5.  Michael Kreizman, M.D. has voting and investment control over the shares held by Altitude Group, LLC.

Preferred Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Eugene Malobrodsky 10166 Danube Dr Cupertino CA, 95014	1,250,000	50.00%
David Gorodyansky 362 Orchard Sunnyvale, CA 94085	1,250,000	50.00%
Officers and Directors as a group (2 persons)	2,500,000	100.00%

ITEM 12.  DESCRIPTION OF SECURITIES

Introduction

Our articles of incorporation originally authorized the issuance of 25,000 shares of common stock, no par value.  On March 22, 2006, we amended our articles of incorporation to authorize the issuance of 50,000,000 shares of common stock, $0.001 par value and 25,000,000 shares of preferred stock, par value $0.001. (see Exhibit 3.1)  On March 22, 2006, we also filed a Certificate of Determination with the Secretary of State of the State of California creating a series of preferred stock comprising 5,000,000 shares of Series A Convertible Preferred Stock, par value $0.001, and designating the rights and preference relating thereto. (see Exhibit 4.2).

Preferred Stock

Our articles of incorporation, as amended, authorize the issuance of 25,000,000 shares of preferred stock with designations, rights and preferences as detailed in the Certificate of Determination filed with the Secretary of State of California on March 22, 2006. (See Exhibit 4.2).  At December 31, 2007, the Company had 2,500,000 shares of preferred stock issued and outstanding.  The following is a list of significant designations, rights and preference of the presently issued preferred shares:

•

Each holder shall have two votes for each share of preferred stock

•

Liquidation preference-- In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of Series A Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any common stock, to receive in full an amount equal to $2.00 per share, together with an amount equal to all accrued and unpaid dividends accrued to the date of payment.

•

Convertible at the option of the holder into two shares of common stock at any time following the effective date of the first registration statement filed by the Company with the U.S. Securities and Exchange Commission.  All unconverted shares of preferred stock shall automatically convert into two shares of common stock on the earlier to occur of April 1, 2008 or any change in control (as in the Certificate of Determination).

Additionally, from time to time our Board of Directors may designate additional classes of preferred stock with designations, rights and preferences to be determined by the Company’s board of directors. The issuance of the preferred stock and additional shares of the preferred stock in the future could adversely affect the rights of the holders of the common stock.

With respect to such preferred shares, our Board of Directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We do not presently have plans to issue any additional shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our articles of incorporation, as amended, authorize the issuance of 50,000,000 shares of common stock.   There are 889,533 shares of our common stock issued and outstanding at December 31, 2007, which shares are held by thirty-nine shareholders.

The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Un-issued Capital Stock

California law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of the Company, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As a California corporation, we are subject to the California Corporation Code ("California law"). Certain provisions of California law creates rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights.

Among the rights granted under California law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see California Corporation Code §§ 1300-1313). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

Inspection Rights.

California law also specifies that certain shareholders are to have the right to inspect company records. This right extends to any person or persons holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. (see California Corporation Code §§ 1600-1605.

Transfer Agent

The Transfer Agent for our common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, CO 80401, telephone number 800-962-4284.

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL

No “expert” or “counsel” (as the terms are defined in Item 509 of Regulation S-B promulgated under the Securities Act of 1933) was hired on a contingent basis, will receive a direct or indirect interest in the Company or was a promoted, underwriter, voting trustee, director, officer or employee of the Company.

ITEM 14.  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company does not currently have any provision for indemnification of directors, officers and controlling persons against liability under the Securities Act in its organizational documents. Notwithstanding, the Company reserves the right to adopt such indemnification provisions in the future consistent with applicable California law.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  ORGANIZATION WITHIN LAST FIVE YEARS

See “ITEM 19.  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS”, below.

ITEM 16.  DESCRIPTION OF BUSINESS

Intelligent Buying, Inc. was incorporated in the State of California on March 22, 2004.  On March 22, 2004, the Company issued 10,000 shares of the Company’s common stock (an aggregate of 20,000 shares) to its founders, Eugene Malobrodsky and David Gorodyansky for a cash consideration of $200.  On March 22, 2006, the Company issued 1,250,000 shares of its Preferred Stock to each of Eugene Malobrodsky and David Gorodyansky (2,500,000 Preferred Shares in the aggregate) in exchange for the 20,000 shares of the Company’s common stock which had been previously issued.

The Company has been engaged since 2004 in the business of asset management and sales of high-end computerized networking equipment to emerging high technology companies.  The focus of the Company’s business is to facilitate the liquidation of high-end networking equipment and information technology assets by businesses which are ceasing operations and to resell these assets to evolving technology companies at a fraction of the original cost.  The Company’s products range from laptop computers to million dollar servers.  In this respect, the Company provides a valuable service to both the financial stakeholders of the selling businesses and the purchasers.

The Company is located in the heart of Silicon Valley and is therefore well-networked with venture capital firms which are the principal funding mechanism for the information technology industry.  Venture funds comprise the Company’s most important contact with business opportunities.  The principal categories of equipment sold by the Company comprise high-end switching and routing equipment.  The manufacturers of equipment sold by the Company are generally also competitors for sales to the same buyers.  The Company also has a major focus on the evolving Voice Over Internet Protocol (“VOIP”) industry and seeks to become a major provider of switches, routers and related information technology for this industry.  To date, the principal focus of the Company has been Silicon Valley.  In the future, the Company intends to expand nationally, and ultimately, internationally.

Our Market

Management believes that there exists a large and growing demand for networking, switching, routers and related information technology equipment in the world market.  We believe that the significant growth in the use of VOIP equipment will continue and will comprise a major part of our business for the foreseeable future.  While Silicon Valley is and has been our principal market, we see substantial demand for our products and services on the U.S. east coast and internationally, particularly in Asia and the ASEAN/India markets.

Market Description

The market for our products and services is highly-fragmented and there is presently no well-organized market for used information technology equipment and the re-marketing of the same.  In this respect, at this time our market niche is essentially a “cottage industry” and our goal is to become the major player in the industry in the same manner as eBay has become the major player in the online auction industry.  Our initial principal focus has been to work with the venture capital community as a vehicle for the orderly disposition of information technology equipment owned by companies which are or have ceased operations and to identify equipment which is required by emerging companies which have a need for this equipment.  While we cannot quantify the gross size of this market, our experience is that this market niche is substantial and that it is largely underserved by entities with a specific focus on it.  As the demand for high-quality information technology equipment grows, we believe that the demand for late-model used equipment will grow concurrently, if not at a faster pace.  We believe that the demand may grow the fastest in markets outside the United States where there is a strong market acceptance for second-hand equipment and the general demand for such equipment has been growing at a faster pace than in the U.S. markets due to extensive outsourcing by American industry.

Competition

Our primary competition is the original manufacturers of the equipment we sell such as Cisco, Sun Microsystems and the like.  Notwithstanding, we believe that we can work in concert with the manufacturers as a clearing house for excess products outside of their normal marketing channels.  Our major competitive advantage is price, as our inventory is generally available to the public at prices which are substantially below the prices for new equipment.  Our inventory is also available for immediate delivery.  We do face competition from other online auction services such as eBay, Overstock.com and uBid.com.  While we believe that our services are superior to these competitors due to our specialized focus on the market, these entities have financial and other resources which are, and will for the foreseeable future be, significantly greater than ours.  We also face competition from many smaller entities and equipment retailers who have acted as brokers for the disposition of second-hand equipment.  Most of these entities deal primarily with local markets and have limited financial resources, which tend to restrict the size and scope of their operations. The Company does not rely upon a single large customer or a high concentration of a few customers. Rather, the Company serves and markets to the general public and relies upon a large number of individual customers to comprise its sales. While the Company does not have a strong reliance on any one or concentration of a few select customers, marketing to the consumer audience may create the need for advertising and marketing to the general public, which may require significant time and expense with no guaranteed return in sales or customers.

Employees

As of December 31, 2007, we had three employees in addition to our founders. We do not anticipate entering into any collective bargaining agreements.

ITEM 17.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The Company has been engaged since 2004 in the business of asset management and sales of high-end computerized networking equipment to emerging high technology companies.  The focus of the Company’s business is to facilitate the liquidation of high-end networking equipment and information technology assets by businesses which are ceasing operations and to resell these assets to evolving technology companies at a fraction of the original cost.   In this respect, the Company provides a valuable service to both the financial stakeholders of the selling businesses and the purchasers.

SELECTED FINANCIAL DATA:

The following selected financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:

	As of December 31, 2006	As of December 31, 2005

Assets	$26,902	$40,558
Liabilities	$24,436	$99,066
Preferred Stock 0 at 12/31/05 and 2,500,000 at 12/31/06	$2,500	$0
Common Stock 20,000 at 12/31/05 and 889,533 at 12/31/06	$889	$0
Additional Paid in Capital	$666,461	$200
Accumulated Deficit	$(667,384)	$(58,708)
Total Stockholders’ Equity (Deficit)	$2,466	$(58,508)

	Year Ended December 31, 2006	Year Ended December 31, 2005

Statement of Operations Data:

Net Sales:
Related Party	$105,554	$37,415
Other	$43,922	$241,688
Operating Expenses	$758,152	$303,134

Net Loss	$(608,676)	$(24,031)

Basic and Diluted Loss Per Share	$(0.96)	$(2.94)
Weighted Average Number of Shares Outstanding	682,387	20,000

Balance Sheet Data:

	As of September 30, 2007	As of September 30, 2006

Assets	$16,345	$54,835
Liabilities	$32,577	$37,411
Preferred Stock—2,500,000 at 9/30/07 and 9/30/06	$2,500	$2,500
Common Stock—889,533 at 9/30/07 and 9/30/06	$889	$889
Additional Paid in Capital	$666,461	$217,962
Accumulated Deficit	$(686,082)	$(203,927)
Total Stockholders’ Equity (Deficit)	$(16,232)	$54,835

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006

Statement of Operations Data:

Net Sales:
Related Party	$133,597	$66,779
Other	$17,452	$43,613
Operating Expenses	$168,947	$693,888

Net Loss	$(18,698)	$(582,096)

Basic and Diluted Loss Per Share	$(0.02)	$(0.65)
Weighted Average Number of Shares Outstanding	889,533	889,533

The Company did not see any material changes in its operations for the quarter ended December 31, 2007.

Our Company is subject to the risks and uncertainties frequently encountered by companies in the highly competitive market for information technology equipment as well as the uncertainty generally associated with the online auction market. These risks include the decline in demand for the Company’s inventory, unavailability of products at prices which will support the Company’s business plan, if at all, pricing compression in the market for new information technology equipment among major manufacturers, inability to provide appropriate service for products sold, lack of funds to purchase new inventory and inability to turn accounts receivable in a timely manner and the inability to maintain and increase the levels of traffic on our online services, among others.

Plan of Operations

a.       General

The extent of our operations over the next twelve (12) months will be determined by our ability to access and purchase new inventory on terms which are attractive in the market and consistent with our business plan.  As we expand our business, this will require a continuing access to additional capital, and there is no guarantee that we will be able to access such capital on terms acceptable to the Company, if at all.  While we cannot predict exactly what our level of activity will be over the next 12 months, past experience leads us to believe that available capital resources will not be adequate to fund working capital requirements for the 12 month period which commences January 1, 2008.

We will attempt to not incur any cash obligations that we cannot satisfy with known resources, which are currently very limited.

The Company does not believe that period-to-period comparisons of its operating results are necessarily meaningful nor should they be relied upon as reliable indicators of future performance, thus making it difficult to accurately forecast quarterly and annual revenues and results of operations. In addition, our operating results are likely to fluctuate significantly from quarter to quarter, and year-to-year, as a result of several factors, many of which are outside our control, and any of which could materially harm our business. These factors include:

•

fluctuations in the demand for high-end information technology equipment such as networking equipment and routers;

•

the unpredictability of our success in any new revenue and cost reduction initiatives;

•

inability to acquire new inventory on terms which will result in acceptable profit margins on sale;

•

obsolescence of our inventory;

•

changes in the level of traffic on our website; and

•

fluctuations in marketing expenses and technology infrastructure costs.

Our revenues for the foreseeable future will remain primarily dependent on our ability to acquire inventory on a continuing basis and the demand for such information technology equipment in the marketplace and user traffic levels on our website. As aforesaid, future revenues are difficult to forecast. The Company may be unable to adjust spending quickly enough to offset any unexpected increase in demand for the product lines of the Company or a reduction in revenues in a particular quarter or year, which may materially adversely affect our business, financial condition and results of operations.

b.       Expansion Plans

Our initial activities were largely focused on the Silicon Valley market. Since Silicon Valley is the most important information technology market in the United States, we expect that this will be our principal market for the foreseeable future.   We hope to expand the scope of such activities to the U.S. east coast and thereafter, assuming that domestic operations are meeting our business plans, we would hope to expand internationally, with particular focus on Asia and the ASEAN/India markets.  This expansion will obviously be subject to our ability to access additional capital and establish contacts and recruit qualified personnel in the new markets.  The raising of such additional capital could be on a basis which is dilutive to our then-existing shareholder base.

c.      Current and Anticipated Expenses

The Company has embarked upon an effort to become a public company and by doing so, has incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once the Company becomes a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, there will be ongoing expenses associated with the ongoing professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements as well as costs to be incurred for (i) increased marketing and advertising to support any growth in sales for the Company; (ii) potential to hire additional personnel to manage and expand the Company's operations. Current monthly expenses to run the Company average approximately $5,213.  This amount is less than prior years as the Company has had to adjust operations to available cash.  Specifically, expenses for fiscal year 2006 included a one-time, non-cash expense of $375,000 on account of the value of shares issued to Altitude Group, LLC and expenses aggregating $164,000 resulting from the exchange of certain notes for common shares.  When adjusted for these expenses, monthly expenses for fiscal year 2006 averaged approximately $5,806.  Monthly expenses for the first nine months of 2007 averaged $5,213.   Future monthly expenses will be largely dependent on available cash.

d.      Officers’ Compensation and Loans

Neither Mr. Malobrodsky nor Mr. Gorodyansky has received or accrued any compensation to date and has no written contract or any commitment to receive annual compensation. Messrs. Malobrodsky and Gorodyansky have agreed to forego any salary until such time as the Company has sufficient revenues therefore and/or receives sufficient outside financing.

In the past, our founders have advanced funds to the Company as required.  If, and when necessary, our founders may, at their sole option, advance funds to cover additional working capital as deemed necessary. These funds are not expected to exceed $100,000, will be evidenced by a non-interest bearing unsecured corporate note, and will be treated as loans to be repaid, if and when we have the financial resources to do so. The costs associated with this registration statement have been funded by the sales of the common stock which is the subject of this registration.  The Company anticipates that such funds will be more than sufficient to cover such costs.

During fiscal year 2004, Sophia Malobrodsky made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $38,000.  On January 2, 2006, the Company agreed to exchange the outstanding balance of $38,000 for 253,333 shares of the Company’s common stock ($0.15 per share).  While the Company was committed to issue these shares at January 2, 2006, these shares were not physically issued until March 22, 2006 because the Company needed to increase its authorized capital and engage a transfer agent in order to facilitate the physical issuance of the shares.

During fiscal year 2005, Ilya Perlov made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $3,000.  On January 2, 2006, the Company agreed to exchange the outstanding balance of $3,000 for 20,000 shares of the Company’s common stock ($0.15 per share).  While the Company was committed to issue these shares at January 2, 2006, these shares were not physically issued until March 22, 2006 because the Company needed to increase its authorized capital and engage a transfer agent in order to facilitate the physical issuance of the shares.

On January 2, 2006, Ms. Malobrodsky and Mr. Perlov made demand for repayment of these obligations.  At the time, the Company did not have the funds available for such repayment and the obligations were deemed to be in default.  At that time, the Company had not completed its private placement and there was no guarantee that it would be completed on a timely basis, if at all.  As a result, Ms. Malobrodsky agreed to exchange the outstanding balance of the outstanding loan advance ($38,000) owed by the Company to her for 253,333 shares of common stock and Mr. Perlov agreed to exchange the outstanding balance of the outstanding loan advance ($3,000) owed by the Company to him for 20,000 shares of common stock, both at an exchange rate of one share for each $0.15 of debt.  The $0.15 per share conversion price was negotiated at that time on an arms-length basis between Ms. Malobrodsky, Mr. Perlov and the Company which took into account a number of factors, including but not limited to (a) the conversion of obligations which had priority over common equity to a common equity position which is pari-passu with all other equity holders; (b) the illiquidity of the Company at the time (as of December 31, 2005, the Company only had $2,197 cash); (c) the Company believed that the obligations to Ms. Malobrodsky and Mr. Perlov needed to be eliminated in order to complete any private placement of common equity and (d) the Company knew that the prospective investors in the private placement would not permit any of the proceeds of such offering to be utilized for payments to the noteholders.  While the Company was committed to issue these shares at January 2, 2006, these shares were not physically issued until March 22, 2006 because the

Company needed to increase its authorized capital and engage a transfer agent in order to facilitate the physical issuance of the shares.  The shares issued to Ms. Malobrodsky and Mr. Perlov were valued at $.75 per share and the accounting treatment of the exchange was to debit Notes Payable and credit Common Stock par value and Additional Paid-In Capital.

While we cannot predict exactly what our level of activity will be over the next 12 months, past experience leads us to believe that available capital resources will not be adequate to fund working capital requirements for the 12 month period which commenced January 1, 2007.  We will therefore need to access additional capital through the issuance of additional equity and debt securities and other forms of outside funding, including additional loans from officers, directors and shareholders of the Company.  There is no assurance can be accomplished to the necessary extent, if at all. (See "Liquidity").

Liquidity

As of December 31, 2006, we had $22,606 in cash and $-0- in accounts receivable and a positive net working capital of $1,119.  As of September 30, 2007, we had $14,304 in cash and $1,105 in accounts receivable and a negative net working capital of $17,009.

From its inception, the Company’s basic business model has been to serve the venture capital community and the information technology firms they fund for both the acquisition of information technology equipment at prices below the factory sale pricing and the disposition/liquidation of such equipment for purposes of recovery of capital investment.  The two aspects of this strategy have been (i) to purchase, at liquidation pricing, computer equipment owned by information technology firms which are either ceasing or reducing operations or are merging with other entities with a resulting duplication of equipment and (ii) to facilitate early stage information technology firms acquisition of computer equipment at prices which are less than the cost of new equipment.  Venture Capital Funds have been the Company’s target market as they are the principal source of funding for companies which would be most likely to utilize the Company’s services.  The key elements of the Company’s strategy are (i) identification of opportunities to acquire equipment, generally in connection with a liquidation of the assets of an information technology company; (ii) acquisition of equipment which has resale value at prices which will facilitate a margin of 40-50% on resale; (iii) access to capital to acquire equipment assets for resale; (iv) resale of the equipment through various channels in a manner which will facilitate a rapid turn-around of funding; (v) to reduce general and administrative expenses to not more than 15-20% of sales revenues and (vi) maintaining lines of communication with entities who would make decisions relating to equipment purchases and divestitures.  While all of the risk factors described in this registration statement apply, the Company believes that its most significant challenge to achievement of viable, long term profitability is access to capital.  The Company is essentially a cash business.  The Company can acquire equipment at the most favorable basis where it can pay cash at the point of purchase.  The Company believes that access to additional capital will enable it to purchase equipment on the most favorable basis and enable the Company to achieve margins within targeted ranges.  The Company’s operating expenses are reasonably predictable as literally all of its sales are on a cash basis through online or other auction-type channels.  Further, the Company’s operating expenses do not tend to vary in relationship to sales volume.  Therefore, the Company believes that as sales volume increases, so should its margin of profit.  Given its current cash position, the Company believes it is questionable whether it can manage expenditures to generate sufficient cash to support its operations for the next twelve months.  In this regard, the Company’s net loss for the twelve-month period ended December 31, 2006 was $608,676 (inclusive of non-cash item items totaling 539,000), while net working capital at said date was only $1,119.  For the twelve months ended

December 31, 2006, the Company used $64,677 cash and had cash in the amount of $80,163 provided by financing activities.  The Company’s net loss for the nine-month period ended September 30, 2007 was $18,698, while net working capital at said date was ($17,009).  For the nine months ended September 30, 2007, the Company used $20,423 cash and had cash in the amount of $12,121 provided by financing activities.  The major strategic challenge facing the Company is therefore the funding of growth—most particularly, the ability to acquire more inventory for re-sale.  The Company believes that for the foreseeable future, the availability of equipment for purchase in its target markets will significantly exceed its financial resources and that the market for used information technology equipment, both in the U.S. and abroad, will continue to be strong and may even be growing.  While the Company believes that it may be able to access asset-based working capital lending, this would be limited in amount and would only support current liquidity and would not be a viable source of funding for longer term growth.  The Company believes that such funding can only achieved through sale of additional equity.  A critical element of success in raising such funding is the liquidity of the Company’s common stock.  The need for such liquidity is one of the principal reasons why the Company is seeking to become a reporting company and have its shares publicly-traded.  While there are no guarantees that it can be achieved, the Company believes that such funding can be accessed in amounts which will enable the Company to achieve growth in its sales and the achievement of long term profitability.

The potential exists that our available capital resources may not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to January 1, 2008. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, this could materially adversely affect our financial condition and results of operations.

Historically, we have depended on loans from our principal shareholders and their families and acquaintances to provide us with working capital as required. We do not have any credit facilities or other commitments for debt or equity financing. No assurance can be given that financing, when needed, will be available. To date, we have had discussions with potential sources of additional funding, however, the Company does not currently have any firm commitment with respect thereto.  None of our shareholders is obligated to make any loans or advances to us and there can be no assurance that any of our shareholders will continue making loans or advances to us in the future.

To meet commitments that are greater than 12 months in the future, we will have to operate our business in such a manner as produce positive cash flow and enhance our exposure in the market. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if same can be obtained on terms deemed reasonable to management.

Going Concern.  Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended December 31, 2006, relative to our ability to continue as a going concern.  The Company has suffered net losses and as of December 31, 2006, its total assets exceeded its total liabilities by only $2,466.  While we had positive working capital of $1,119 as of December 31, 2006, we had an accumulated deficit of $667,384 incurred  through  such date and recorded a loss of $608,676 for the fiscal year ended December 31, 2006.  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.

During the year ended December 31, 2005, the Company had two customers who each accounted for more than 10% of the Company’s total sales for such period.  Specifically, the Company had $81,076 of sales to Ponte Solutions which accounted for 29% of total sales for the period and sales of $63,035 to Cataphora which accounted for 22.6% of total sales for the period.  During the year ended December 31, 2006, the Company had one customer who accounted for more than 10% of the Company’s total sales for such period.  Specifically, the Company had $105,554.23 of sales to AnchorFree Wireless, Inc. which accounted for 70.6% of total sales for the period.  During the nine months ended September 30, 2007, the Company had sales of $133,597 to AnchorFree Wireless, Inc. which accounted for 88.4% of total sales for the period.  AnchorFree Wireless, Inc. is a company controlled by the Eugene Malobrodsky and David Gorodyansky, officers and directors of the Company.  We had no written agreements with major customers during 2005, 2006 and 2007.  While these customers accounted for a significant percentage of sales for that period, management believes that the nature of the business and range of potential customers is such that the Company is not dependent on any single customer or group of customers for the maintenance and success of the business.

Results of Operations for Comparative Years Ended December 31, 2006 and December 31, 2005

The following table summarizes the results of operations during the twelve-month periods ended December 31, 2006 and December 31, 2005:

Line Item	12/31/06 (audited)	12/31/05 (audited)	Increase (Decrease)	Percentage Increase (Decrease)

Sales	$149,476	$279,103	($129,627)	(46.4%)
Net loss	(608,676)	(24,031)	(584,645)	(2433%)
Operating Expenses	758,152	303,134	455,018	150.1%
Earnings (loss) per share of common stock	(0.96)	(2.94)	(1.98)	67.3%

Comparisons between Cost of Sales Selling, Administrative and General Expenses for the twelve-month period ended December 31, 2006 and for the twelve-month period ended December 31, 2005 are as follows:

	12 Mos. Ended 12/31/2006	12 Mos. Ended 12/31/2005

Cost of Sales	$103,690	$155,849
Ratio of Cost of Sales to Sales	69.4%	55.8%
Selling, General and Administrative Expenses	$654,454	$147,118

We had a net loss of $608,676 for the twelve months ended December 31, 2006 as compared with a net loss of $24,031 for the twelve months ended December 31, 2005.  This increased loss was largely due to costs incurred in connection with the Company’s seeking to become a publicly reporting company, costs incurred in connection with its offering of shares, its agreement with Altitude Group, LLC and the conversion of certain notes to common shares.  When the non-cash cost of $539,000 is deducted, selling, general and administrative expenses actually saw a decrease of approximately $31,664 compared to the prior year, which is principally due to reduced overhead and a lower volume of sales.  At the same time, the ratio of cost of sales to sales increased from 55.8% to 69.4%.  Overall, operating expenses amounted to $758,152 for the twelve ended December 31, 2006 and $303,134 for the twelve ended December 31, 2005.

Our cost of sales for the year ended December 31, 2006 was $103,690 consisting primarily of goods purchased for resale in the amount of $101,614 and $2,076 in other costs as compared to the cost of sales for the prior year of $155,849 consisting of $143,260 in goods purchased for resale and $12,589 in other related costs.

The significant components of our selling, general and administrative costs for the years ended December 31, 2006 and 2005 are as follows:

	December 31, 2006	December 31, 2005	Increase (decrease)

Salaries and taxes	$13,636	$63,444	$(49,808)
Sales commissions	12,903	16,278	(3,375)
Filing fees	4,631	-	4,631
Postage & delivery	4,339	14,593	(10,254)
Credit card fees	-	6,772	(6,772)
Professional fees	431,013	12,602	418,411
Note conversion	164,000	-	164,000
Other (less than 5%)	23,932	33,429	(9,497)
Total	$654,454	$147,118	$507,336

As a result of the decreased operating activities of the Company during 2006, costs related to the sales and administrative functions generally decreased.  Salaries went down by approximately $49,000 as well as sales commissions decreasing by approximately $3,300.  The decrease in sales also led to a decrease in the costs of shipping of approximately $10,200.  Credit card sales were down as was the cost of processing those sales.  The only significant increase in costs was that of professional fees.  Included in this amount was an increase in legal fees of approximately $27,000 and audit fees of $6,000.  These costs were generally incurred in the registration process. The Company also incurred non-cash consulting fees in the amount of $375,000 and non-cash expense associated with the conversion of certain notes to common shares in the amount of $164,000.

The Company’s sales in any given period is significantly affected by the working capital the Company has available for the purchase of inventory.  The Company is known in Silicon Valley, California, as a liquidator of used computer equipment.  The principal source of the Company’s business leads are Venture Capital firms who have invested in information technology companies which have either ceased or reduced operations or have gone through a business combination which results in the surviving company having duplicative equipment.  The Company also generally monitors the information technology industry to identify target companies who might be in the market to liquidate to sell equipment.  The principal limitation on the Company’s ability to purchase equipment is the availability and access to funds to complete the purchase of inventory.  The Company’s sales are at least partially dependent on its ability to acquire inventory.  Simply put, without inventory, the Company has nothing to sell.  While the Company can technically act as a “middle-man” between the entity divesting equipment and the re-sale market without directly purchasing the equipment, it has found that it cannot achieve the margins on sales by so doing that it achieves by purchasing the equipment outright and acting as a principal on the re-sale as opposed to an agent.  During the year ended December 31, 2006 the Company had approximately 13 customers. One of these customers accounted individually for more than 10% of total sales.   The significant decrease in Sales for the twelve-month period ended December 31, 2006 is largely the result of the Company’s lack of working capital during that period.

Results of Operations for Comparative 9-Month Periods Ended September 30, 2007 and September 30, 2006

The following table summarizes the results of operations during the nine-month periods ended September 30, 2007 and September 30, 2006:

Line Item	9/30/07 (unaudited)	9/30/06 (unaudited)	Increase (Decrease)	Percentage Increase (Decrease)

Sales	$151,049	$113,392	$37,657	33.2%
Net Loss	(18,698)	(582,096)	(563,398)	(96.8%)
Operating Expenses	168,947	693,888	(524,941)	(75.7%)
Loss per share of common stock	$(0.02)	$(0.65)	$(0.63)	96.9%

Comparisons between Cost of Sales Selling, Administrative and General Expenses for the nine-month periods ended September 30, 2007 and September 30, 2006 are as follows:

	9 Mos. Ended 9/30/2007	9 Mos. Ended 9/30/2006

Cost of Sales	$121,766	$71,243
Ratio of Cost of Sales to Sales	80.6%	62.8%
Selling, General and Administrative Expenses	$46,919	$622,637

We had a net loss of $18,698 for the nine months ended September 302007 as compared with a net loss of $580,496 for the nine months ended September 30, 2006.  This decreased loss was primarily due to non-recurring, non-cash expenses totaling $539,000 attributable to expenses associated with a consulting contract, conversion of certain notes to common shares and costs of this Offering which were recorded in the nine months ended September 30, 2006.  The ratio of Cost of Sales to Sales increased in the nine months ended September 30, 2007 because the Company needed to sell inventory during that period at reduced profit margins in order to provide necessary liquidity. Operating expenses amounted to $168,947 for the nine months ended September 30, 2007 and $693,888 for the nine months ended September 30, 2006.  Operating Expenses for the period ended September 30, 2006 included significant non-recurring, non-cash expenses totaling $539,000 attributable to expenses associated with a consulting contract, conversion of certain notes to common shares and costs of this Offering, which was partially offset by lower administrative costs.  The Company’s sales in any given period are a direct result of the working capital the Company has available for the purchase of inventory.

Our cost of sales for the nine months ended September 30, 2007 was $121,766 consisting primarily of goods purchased for resale in the amount of $121,766 and $ 0 in other costs as compared to the cost of sales for the prior year six month period of $71,243 consisting of $ 68,689 in goods purchased for resale and $2,554 in other related costs.

The significant components of our selling, general and administrative costs for the nine month periods ended September 30, 2007 and 2006 are as follows:

	September 30, 2007	September 30, 2006	Increase (decrease)

Salaries and taxes	$12,228	$9,985	$2,243
Sales commissions	3,300	7,350	(4,050)
Filing fees	1,984	2,856	(872)
Postage & delivery	2,058	4,340	(2,282)
Credit card fees	487	646	(159)
Professional fees	19,110	490,518	(471,408)
Consulting	0	100,000	(100,000)
Advertising	0	0	(16,823)
Other (less than 5%)	7,752	6,942	810
Total	$46,919	$622,637	$(575,718)

Seasonality

Our business, revenues and operating results are not generally affected by any seasonality.

Inflation

Our business, revenues and operating results are not affected in any material way by inflation.

Recent Accounting Pronouncements

No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on the Company's financial position or reported results of operations.

Impact of Certain Trends and Events

The Company’s business is subject to various trends in the information technology industry and general conditions in the world economy.  No individual trend or event would be expected to have a material impact on the Company’s operations, although a number of factors occurring simultaneously could, in the aggregate materially affect the Company’s ability to achieve its business plan. Among these trends would be a material compression in the pricing of new information technology equipment or a serious oversupply of such equipment on the worldwide market.  Significant changes in technology could render certain parts of the Company’s unsold inventory obsolete.  Finally, the Company’s inability to access capital could seriously inhibit its ability to compete in the market.

ITEM 18.  DESCRIPTION OF PROPERTY

Our Company currently maintains its executive offices at 260 Santa Ana Court Sunnyvale, CA 94085. At this time, the Company occupies this space on the basis of an oral month-to-month lease at a rental of $1,500.00 per month.  The Company expects to enter into a more formal lease arrangement in the future.

ITEM 19.  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Eugene Malobrodsky and David Gorodyansky, the sole officers and directors of the Company, are Senior Vice President and President, respectively, of AnchorFree Wireless, Inc., a related company.  For the year ended December 31, 2006 and the nine months ended September 30, 2007, AnchorFree Wireless, Inc. accounted for 70.6% and 88.4%, respectively, of the Company’s sales.  Sophia Malobrodsky, a shareholder of the company holding approximately 28.48% of the Company’s issued and outstanding common stock is the mother of Eugene Malobrodsky, the Company’s Chief Executive Officer.  Royce Diener, an owner of 4,000 shares of common stock of the Company is the father of the Company’s counsel, Robert L. B. Diener.

As of September 30, 2007 and 2006, the Company owes $15,408 and $9,379 respectively to AnchorFree Wireless, Inc., a company controlled by the principal shareholders and officers of the Company.  These amounts represent short-term advances in the ordinary course of business and fluctuate significantly.  The increase in the balance owing at September 30, 2007 represents the balance of a payment made by Anchorfree to the Company against goods that were credited by the seller.  This amount will be used to offset future purchases by AnchorFree Wireless, Inc.

CERTAIN TRANSACTIONS

1. On March 22, 2004, the Company issued 10,000 shares of common stock to each of the Company’s founders, Eugene Malobrodsky and David Gorodyansky for a cash consideration of $200.  At the time, the founders became the sole shareholders of the Company.

2. During fiscal year 2004, Sophia Malobrodsky made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $38,000.  On January 2, 2006, the Company agreed to exchange the outstanding balance of $38,000 for 253,333 shares of the Company’s common stock ($0.15 per share).  While the Company was committed to issue these shares at January 2, 2006, these shares were not physically issued until March 22, 2006 because the Company needed to increase its authorized capital and engage a transfer agent in order to facilitate the physical issuance of the shares.

During fiscal year 2005, Ilya Perlov made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $3,000.  Mr. Perlov is an employee of the Company.  On January 2, 2006, the Company agreed to exchange the outstanding balance of $3,000 for 20,000 shares of the Company’s common stock ($0.15 per share).  While the Company was committed to issue these shares at January 2, 2006, these shares were not physically issued until March 22, 2006 because the Company needed to increase its authorized capital and engage a transfer agent in order to facilitate the physical issuance of the shares.

On January 2, 2006, Ms. Malobrodsky and Mr. Perlov made demand for repayment of these obligations.  At the time, the Company did not have the funds available for such repayment and the obligations were deemed to be in default.  At that time, the Company had not completed its private placement and there was no guarantee that it would be completed on a timely basis, if at all.  As a result, Ms. Malobrodsky agreed to exchange the outstanding balance of the outstanding loan advance ($38,000) owed by the Company to her for 253,333 shares of common stock and Mr. Perlov agreed to exchange the outstanding balance of the outstanding loan advance ($3,000) owed by the Company to him for 20,000 shares of common stock, both at an exchange rate of one share for each $0.15 of debt.  The $0.15 per share conversion price was negotiated at that time on an arms-length basis between Ms. Malobrodsky, Mr. Perlov and the Company which took into account a number of factors, including but not limited to (a) the conversion of obligations which had priority over common equity to a common equity position which is pari-passu with all other equity holders; (b) the illiquidity of the Company at the time (as of December 31, 2005, the Company only had $2,197 cash); (c) the Company believed that the obligations to Ms. Malobrodsky and Mr. Perlov needed to be eliminated in order to complete any private placement of common equity and (d) the Company knew that the prospective investors in the private placement would not permit any of the proceeds of such offering to be utilized for payments to the noteholders.  While the Company was committed to issue these shares at January 2, 2006, these shares were not physically issued until March 22, 2006 because the Company needed to increase its authorized capital and engage a transfer agent in order to facilitate the physical issuance of the shares.  The shares issued to Ms. Malobrodsky and Mr. Perlov were valued at $.75 per share and the accounting treatment of the exchange was to debit Notes Payable and credit Common Stock par value and Additional Paid-In Capital.

3. On April 1, 2006, the company issued 500,000 shares of common stock to Altitude Group, LLC pursuant to the terms of a Financial Services Agreement entered into by the Company on said date.  A copy of the Altitude Group Financial Services Agreement is attached hereto as Exhibit 10.2.   Pursuant to the terms of the Agreement, Altitude shall provide the following services:  Altitude will familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company; Altitude will identify a number of suitable possible investors which might have an interest in evaluating participation in various contemplated financing transactions; and Altitude will assist the Company in preparing and analyzing a broad range of strategic options.  The term of the Agreement is for a period commencing March 22, 2006 and ending on March 21, 2008 and may only be extended upon the mutual written agreement of the Parties. In consideration for Altitude providing the services set forth in the Agreement, the Company was obligated to issue to Altitude 500,000 shares of the Company’s Common Stock of the Company.  The Company has valued the services provided and to be provided by Altitude as $375,000 which was recorded as an expense in the Company’s quarter ended June 30, 2006. This valuation was determined in accordance with FASB 123--Accounting for Stock-based Compensation.

4. On March 22, 2006, the Company exchanged 1,250,000 shares of its preferred stock for the 10,000 shares of common stock held by each of the Company’s founders, Eugene Malobrodsky and David Gorodyansky.  The 20,000 common shares exchanged by the founders were originally purchased for $200 cash.

5. On March 31, 2006, the Company completed a limited offering of common shares pursuant to the exemption from registration detailed in Rule 506 promulgated under the Securities Act of 1933.  Pursuant to this offering, the Company sold an aggregate of 116,200 shares of common stock to 35 purchasers at $0.75 per share which netted the Company gross proceeds of $87,150.

Our Company currently maintains its executive offices at 260 Santa Ana Court Sunnyvale, CA 94085.  See "Description of Property".

ITEM 20.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public market for our common stock and no public market may ever develop. While we will seek to obtain a market maker after the effective date of this prospectus to apply for the inclusion of our common stock in the OTCBB, we may not be successful in our efforts and owners of our common stock may not have a market in which to sell the same. Even if the common stock were quoted in a market, there may never be substantial activity in such market, if there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Intelligent Buying common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of the Company.

The Company has agreed to register the 389,533 shares of the Company’s Common Stock outstanding for sale by security holders.

ITEM 21.  EXECUTIVE COMPENSATION

Neither Mr. Malobrodsky nor Mr. Gorodyansky has not received or accrued any compensation to date and has no written contract or any commitment to receive annual compensation. Messrs. Malobrodsky and Gorodyansky have agreed to forego any salary until such time as the Company has sufficient revenues therefore and/or receives sufficient outside financing.  This arrangement did not change during the year ended December 31, 2007, and was still applicable through the end of the fiscal and calendar year ended December 31, 2007.  On March 22, 2006, Messrs. Malobrobsky and Gorodyansky, the Company’s sole officers and directors, in the aggregate, exchanged 20,000 shares of the Company’s common stock (which accounted for 100% of the total issued and outstanding shares of the Company’s common stock at the time) for 2,500,000 shares of the Company’s preferred stock, which is convertible by its terms into 5,000,000 shares of the Company’s common stock (which also accounted for 100% of the total issued and outstanding shares of the Company’s stock at the time).  As a result, the exchange was treated as an “equal value” exchange with the 2,500,000 preferred shares having the same value as the 20,000 shares of common stock for which they were exchanged.  The only journal entries were to take into account the par value of each of the shares exchanged, which did not result in the recording of any compensation as a result of the exchange.  The founders initially paid $200 for the 20,000 shares of common stock they held. Nine days after the exchange of their common stock for the preferred stock that was convertible into 5,000,000 shares of common stock, the registrant conducted a private placement and sold shares for $.75 per share. Had the 5,000,000 shares of common stock into which the 2,500,000 preferred shares are convertible been valued at the Offering Price of $.75 per share, the value of such preferred shares would have been

$3,750,000.  Notwithstanding the foregoing, there was neither a market for the Company’s securities at the time of the exchange nor is there any market at the present time.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Robert L. B. Diener, 122 Ocean Park Blvd., Suite 307, Santa Monica, CA 90405.  Mr. Diener’s father, Royce Diener, owns 4,000 shares of Company common stock.

EXPERTS

The financial statements of the Company as of December 31, 2006 and December 31, 2005 included in this prospectus have been audited by Paritz & Co., independent auditors and have been so included in reliance upon the report of Paritz & Co. given on the authority of such firm as experts in accounting and auditing.

ITEM 22.  FINANCIAL STATEMENTS

A) Financial Statements for periods ended December 31, 2006 and 2005 (audited):

INTELLIGENT BUYING, INC.

FINANCIAL STATEMENTS

INDEX

Page Number

INDEPENDENT AUDITORS' REPORT

F-1

FINANCIAL STATEMENTS:

Balance Sheets at December 31, 2006 and December 31, 2005

F-2

Statement of Operations for the

Years ended December 31, 2006 and December 31, 2005

F-3

Statement of Stockholders' Deficiency for the Years

ended December 31, 2006 and 2005

F-4

Statement of Cash Flows for the Years ended

December 31, 2006 and 2005

F-5

Notes to Financial Statements for Period ended

December 31, 2006

F-6 to F-11

Balance Sheets at September 30, 2007 and December 31, 2006 (unaudited)

F-12

Statement of Operations for the Three and Nine Months

ended September 30, 2007 and September 30, 2006 (unaudited)

F-13

Statement of Cash Flows for the Nine Months ended

September 30, 2007 and 2006 (unaudited)

F-14

Notes to Financial Statements for Period ended

September 30, 2007

F-15 to F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Intelligent Buying, Inc.

Sunnyvale, California

We have audited the accompanying balance sheets of Intelligent Buying, Inc. as of December 31, 2006 and 2005 and the related statements of operations and accumulated deficit, changes in stockholders’ equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intelligent Buying, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 8, “Restatement of Financial Statements”, the Company has restated previously issued financial statements as of December 31, 2006 and for the year then ended.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring net losses and as of December 31, 2006 its total assets exceeded its total liabilities by only $2,466.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Co., P.A.

Hackensack, New Jersey

February 23, 2007, except for the restatement discussed in Note 8 to the financial statements as to which the date is September 23, 2007.

INTELLIGENT BUYING, INC.

BALANCE SHEETS

DECEMBER 31,
2006 (Restated)		2005

ASSETS
CURRENT ASSETS
Cash	$ 22,606	$ 2,197
Accounts receivable	-	3,044
Inventories	2,949	18,109
Prepaid expenses and sundry current assets	-	10,000
TOTAL CURRENT ASSETS	25,555	33,350

Property and equipment, net	1,347	5,323

Security deposits	-	1,885

	$26,902	$40,558

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Notes payable – related parties	$ -	$ 41,000
Accounts payable and accrued expenses	21,149	43,514
Due to related party	3,287	12,775
Taxes payable	-	1,777
TOTAL CURRENT LIABILITIES	24,436	99,066

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Preferred stock (Note 5), $.001 par value,
Authorized – 25,000,000 shares
Issued and outstanding – 2,500,000 shares	2,500	-
Common stock, $.001 par value,
Authorized – 50,000,000 shares
Issued and outstanding – 889,533 shares	889	-
Additional paid-in capital	666,461	200
Accumulated deficit	(667,384)	(58,708)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	2,466	(58,508)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$ 26,902	$40,558

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC.

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

	YEAR ENDED DECEMBER 31,
	2006 (Restated)	2005

SALES:
Related Party	$105,554	$37,415
Other	43,922	241,688
TOTAL SALES	$ 149,476	$279,103

COSTS AND EXPENSES:
Cost of sales	103,690	155,849
Selling, general and administrative	654,454	147,118
Interest	8	167
TOTAL COSTS AND EXPENSES	758,152	303,134

NET LOSS	(608,676)	(24,031)

ACCUMULATED DEFICIT- BEGINNING OF YEAR	(58,708)	(34,677)

ACCUMULATED DEFICIT- END OF YEAR	$(667,384)	$(58,708)

BASIC AND DILUTED NET LOSS PER
COMMON SHARE	$ (0.96)	$ (2.94)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	682,387	20,000

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

-----Common Stock-----		-------Preferred Stock-------
Shares	$.001 Par Value	Shares	$.001 Par Value	Additional Paid-In Capital	Accumulated Deficit	Total

Balance – January 1, 2005	20,000	$ -	-	$ -	$200	$(34,677)	$(34,477)

Net loss	-	-	-	-	-	(24,031)	(24,031)

Balance – December 31, 2005	20,000	-	-	-	200	(58,708)	(58,508)

Common stock issued in exchange for debt (restated)	273,333	273	-	-	204,727	-	205,000

Common stock issued in exchange for services (restated)	500,000	500	-	-	374,500	-	375,000

Sale of common stock	116,200	116	-	-	87,034	-	87,150

Conversion of common stock to Preferred Stock	(20,000)	-	2,500,000	2,500	-	-	2,500

Net loss (restated)	-	-	-	-	-	(608,676)	(608,676)

Balance – December 31, 2006 (restated)	889,533	$889	2,500,000	$2,500	$666,461	$(657,884)	$ 2,466

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC.

STATEMENTS OF CASH FLOWS

	Year Ended Dec. 31,
	2006 (Restated)	2005
OPERATING ACTIVITIES:
Net loss	$(608,676)	$(24,031)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation and amortization	938	1,750
Stock-based compensation expense	539,000	-
Changes in operating assets and liabilities:
Accounts receivable	3,044	3,089
Inventory	15,160	9,206
Prepaid expenses and sundry current assets	10,000	(5,650)
Accounts payable and accrued expenses	(22,366)	10,977
Taxes payable	(1,777)	(2,842)
NET CASH USED IN OPERATING ACTIVITIES	(64,677)	(7,501)
INVESTING ACTIVITIES:
Acquisition of property and equipment	(938)	-
Disposition of property and equipment	3,976	-
(Increase) decrease in security deposits	1,885	(1,000)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	4,923	(1,000)
FINANCING ACTIVITIES:
Repayments of (advances to) shareholder	-	7,730
Repayments from related party	(6,987)	(2,222)
Proceeds from notes payable – related parties	-	3,000
Issuance of common stock	87,150	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	80,163	8,508
INCREASE IN CASH	20,409	7
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	2,197	2,190
CASH AND CASH EQUIVALENTS – END OF YEAR	$ 22,606	$ 2,197
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$ 8	$ 148
Income taxes	$ 1,600	$ -
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Conversion of note payable to common stock	$ 41,000	$ -

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

1.

 SIGNIFICANT ACCOUNTING POLICIES

Business description

The financial statements presented are those of Intelligent Buying, Inc. (the “Company”).  The Company was incorporated under the laws of the State of California on March 22, 2004 and is in the business of acquiring high-end computer and networking equipment from resellers and end-users and then reselling this equipment at discounted prices.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue on a gross basis when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, the product has been shipped or the services have been provided to the customer, the sales price is fixed or determinable and collectability is reasonably assured.  The Company reduces revenue for estimated customer returns, rotations and sales rebates when such amounts are estimable.  When not estimable, The Company defers revenue until the product is sold to the end customer.  The Company does not provide support on products sold unless a separate agreement for installation and setup has been entered into.  The revenue from such an agreement would be reported separately as fee income if and when such services are performed, completed and accepted by the customer.

Comprehensive income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in financial statements. SFAS No. 130 requires that all items required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement with the same prominence as other financial statements. Comprehensive income consists of net earnings, the net unrealized gains or losses on available-for-sale marketable securities, foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on financial instruments qualifying for hedge accounting and is presented in the accompanying Consolidated Statement of Shareholders' Equity in accordance with SFAS No. 130.During the years ended December 31 2006 and 2005 the Company did not have any components of comprehensive income (loss) to report.

Net loss per share

SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.  The affect on the fully diluted loss per share from the potential conversion of preferred shares into common would be anti-dilutive and accordingly, is not shown as a component of diluted earnings per share..

Stock-based compensation

The Company has adopted SFAS 123 (R) "Share-Based Payment", which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) is effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005.  Depending upon the number of and terms for options that may be granted in future periods, the implementation of this standard could have a significant non-cash impact on results of operations in future periods

During the years ended December 31, 2006 and 2005, there were no stock options granted or outstanding.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment, which addresses the accounting for share-based payment transactions.  SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead, that such transactions be accounted and recognized in the statement of operations, based on their fair value.  SFAS No. 123R will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005.  The Company has no outstanding stock options at December 31, 2006; therefore, the initial adoption of this standard is not expected to have an impact on the Company’s financial position and results of operations.

Inventories

Inventories, consisting of computer and networking equipment, are valued at the lower of cost (first-in, first-out basis) or market (replacement cost).

2.  PROPERTY AND EQUIPMENT

A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization is as follows:

	December 31
	2006	2005

Computer equipment	$2,285	$11,186
Less accumulated depreciation	938	5,932
	$1,347	$5,254

3.  NOTES PAYABLE – RELATED PARTY

At December 31, 2005, the aggregate amount outstanding on account of notes payable - others was $41,000.  On January 2, 2006, the Company committed to exchange $38,000 face amount of said notes (including all interest accrued thereon) for 253,333 of the Company’s common shares and the remaining $3,000 face value (including all interest accrued thereon) for 20,000 of the Company’s common shares. While the Company was committed to issue these shares immediately, the physical share certificates were not issued until March 22, 2006 because the Company did not have a transfer agent until that date.  The exchange was mutually agreed between the Company and the note holders.  At the time of this agreement, there was no established market value for the stock and therefore the shares issued in exchange for the notes were valued at $.75, the same price paid by investors in the March 2006 private placement.

4.  INCOME TAXES

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company incurred no income taxes for the years ended December 31, 2006 and 2005.  The expected income tax benefit for the years ended December 31, 2006 and 2005 is approximately $54,000 and $8,000, respectively.  The difference between the expected income tax benefit and non-recognition of an income tax benefit in each period is the result of a valuation allowance applied to deferred tax assets.

Net operating loss carryforwards of approximately $219,000 at December 31, 2006 are available to offset future taxable income, if any, and expire in 2026.  This results in a net deferred tax asset, assuming an effective tax rate of 34% of approximately $75,000 at December 31, 2006.  A valuation allowance in the same amount has been provided to reduce the deferred tax asset, as realization of the asset is not assured.

5.  STOCKHOLDERS’ EQUITY (DEFICIENCY)

Preferred stock

At December 31, 2006, the Company had 2,500,000 shares of its preferred stock issued and outstanding.  The preferred shares were issued in exchange for the 20,000 shares of common stock held by the Company’s founders.  At the time of the exchange, such 20,000 shares comprised all of the issued and outstanding shares of the Company, and as a result, the exchange was treated as an “equal value” exchange with the 2,500,000 preferred shares having the same value as the 20,000 shares of common stock for which they were exchanged.  The only journal entries made at the time of the exchange were to take into account the par value of each of the shares exchanged.

The following is a list of significant designations, rights and preference of the presently issued preferred shares:

•

Each holder shall have two votes for each share of preferred stock

•

Liquidation preference--In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of Series A Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any common stock, to receive in full an amount equal to $2.00 per share, together with an amount equal to all accrued and unpaid dividends accrued to the date of payment.

•

Convertible at the option of the holder into two shares of common stock at any time following the effective date of the first registration statement filed by the Company with the U.S. Securities and

Exchange Commission.  All unconverted shares of preferred stock shall automatically convert into two shares of common stock on the earlier to occur of April 1, 2008 or any change in control (as in the Certificate of Determination).

Additionally, from time to time the Board of Directors may designate additional classes of preferred stock with designations, rights and preferences to be determined by the Company’s board of directors. The issuance of the preferred stock and additional shares of the preferred stock in the future could adversely affect the rights of the holders of the common stock.

With respect to such preferred shares, the Board of Directors may determine, without further vote or action by their stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Common stock

At December 31, 2006, the Company had 889,533 shares of its common stock issued and outstanding.  These shares comprised 273,333 shares issued on March 22, 2006 in exchange for certain Notes Payable (see Note 2, above), 500,000 shares issued on April 1, 2006 in consideration for certain financial advisory services and 116,200 shares issued on March 31, 2006 in connection with a private placement of common shares.  Dividends may be paid on outstanding shares of common stock as declared by the Board of Directors. Each share of common stock is entitled to one vote.

6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	December 31
	2006	2005
Trade payables:
American Express	$3,005	$16,765
Comcast	-	16,793
Other payables- less than 5%	9,313	7,730
Sales tax payable	-	2,226
Legal and accounting fees	8,830	-
	$21,148	$43,514

7.  RELATED PARTY TRANSACTIONS

The Company sells to Anchorfree Wireless, Inc., a company controlled by the principal shareholders of the Company.  During 2006 and 2005, approximately 69% and 10% respectively of the Company’s sales were made to Anchorfree.  As of December 31, 2006 and 2005, Anchorfree was not indebted to the Company for sales made in the ordinary course of business.

8.  RESTATEMENT OF FINANCIAL DATA AT DECEMBER 31, 2006

The financial data as of December 31, 2006 and for the year then ended as presented in the accompanying financial statements have been restated and corrected for errors relating to a) the price per share of common stock issued for services and in exchange for certain debt and b) the write off of a previously recorded security deposit to rent expense.  In March 2006 the Company issued 273,333 shares of its common stock in exchange for certain debt at $0.15 per share. In April 2006, the Company issued 500,000 shares of its common shares to a consultant and valued these shares originally at $0.20 per shares.  The Company has revised the price per share on each of these transactions to $0.75 per share. The difference between the original recording and the corrected price per share for these transactions was $164,000 and $275,000 respectively, for a total of $439,000.  This amount has been included in selling, general and administrative expenses in the accompanying financial statements.  The write off a security deposit to rent expense is also included in selling general and administrative expenses.

The following table presents the impact of the additional stock-based compensation expense-related adjustments on our previously-reported balance sheet as of December 31, 2006:

RECONCILIATION OF BALANCE SHEET

	As Reported	Adjustments	As Restated
Assets:
Current assets:
Cash	22,606	0	22,606
Inventories	2,949	0	2,949
Total current assets	25,555	0	25,555
Property and equipment, net	1,347	0	1,347
Total assets	26,902	0	26,902

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	21,149	0	21,149
Due to related party	3,287	0	3,287
Total current liabilities	24,436	0	24,436
Stockholders' Equity:
Preferred stock	2,500	0	2,500
Common stock	889	0	889
Additional paid in capital	217,961	(448,500)	666,461
Accumulated deficit	(218,884)	448,500	(667,384)
Total stockholders' equity	2,466	0	2,466
Total liabilities and stockholders' equity	26,902	0	26,902

The following table presents the impact of the additional stock-based compensation expense related adjustments on our previously reported statement of operations for the year ended December 31, 2006:

RECONCILIATION OF STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

	As Reported	Adjustments	As Restated

Sales:
Related party	105,554	0	105,554
Other	43,922	0	43,922
Total sales	149,476	0	149,476
Costs and expenses:
Cost of sales	103,690	0	103,690
Selling, general and administrative	205,954	(448,500)	654,454
Interest	8	0	8
Total costs and expenses	758,152	0	758,152
Net loss	(160,176)	448,500	(608,676)
Accumulated deficit- beginning of year	(58,708)	0	(58,708)
Accumulated deficit- end of year	(218,884)	448,500	(667,384)
Net loss per common share	$0.32	($0.64)	$0.96

B) Financial Statements for period ended September 30, 2007 (unaudited):

INTELLIGENT BUYING, INC.
BALANCE SHEET

	Sept. 30, 2007	Dec. 31, 2006
	(UNAUDITED)	(AUDITED) (Restated)
ASSETS

Current assets
Cash and cash equivalents	$ 14,304	$ 22,606
Accounts Receivable	1,105	-
Inventories	159	2,949
Prepaid expenses and sundry current assets	-	-

TOTAL CURRENT ASSETS	15,568	25,555

Property and Equipment, net	777	1,347

TOTAL ASSETS	16,345	26,902

LIABLITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)

Current liabilities
Accounts payable and accrued expenses	17,169	21,149
Due to related party	15,408	3,287

TOTAL CURRENT LIABILITIES	32,577	24,436

Stockholder's Equity
Preferred stock, $.001 par value, 25,000,000	2,500	2,500
shares authorized; 25,000,000 shares issued
and outstanding
Common stock, $.001 par value, 50,000,000 shares	889	889
authorized; 889,533 shares issued and outstanding
Additional paid-in-capital	666,461	666,461
Accumulated deficit	(686,082)	(667,384)

TOTAL STOCKHOLDER'S EQUITY (DEFICIENCY)	(16,232)	2,466

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	16,345	26,902

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
(UNAUDITED)

	9 MONTHS ENDED		3 MONTHS ENDED
	Sept 30	Sept 30	Sept 30	Sept 30
	2007	2006	2007	2006
SALES:
Related party	$133,597	$69,779	$10,589	$11,163
Other	17,452	43,613	0	10,683
	151,049	113,392	10,589	21,846

COSTS AND EXPENSES:
Cost of sales	121,766	71,243	3,192	12,908
Selling, general and administrative	46,919	622,637	10,184	18,952
Interest	262	8	255	6
TOTAL COSTS AND EXPENSES	168,947	693,888	13,631	31,866

LOSS BEFORE INCOME TAXES	(17,898)	(580,496)	(3,042)	(10,020)

INCOME TAXES	800	1,600	-	800

NET LOSS	(18,698)	(582,096)	(3,042)	(10,820)

ACCUMULATED DEFICIT- BEGINNING OF PERIOD	(667,384)	(58,709)	(683,040)	(629,985)

ACCUMULATED DEFICIT- END OF PERIOD	($686,082)	($640,805)	($686,082)	(640,805)

Net loss per share-basic and diluted	(0.02)	(0.65)	(0.00)	(0.01)

Weighted average common shares	889,533	889,533	889,533	889,533

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC
STATEMENT OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30	September 30
	2007	2006
Cash flows form operating activities:
Net loss	$ (18,698)	$ (582,096)

Adjustments to reconcile net loss to
net cash used in operating activities:
Share based compensation		375,000
Depreciation and amortization	570	1,571
Exchange of common stock for preferred stock	-	-
Changes in operating assets and liabilities:
Accounts receivable	(1,105)	(15,338)
Inventory	2,790	(1,242)
Prepaid expenses and sundry current assets	-	-
Accounts payable and accrued expenses	(3,980)	(1,224)
Taxes payable	-	(1,724)

Net cash used by operating activities	(20,423)	(225,053)

Cash flows from financing activities
Proceeds from sale of common stock	-	234,150
Issuance of preferred stock	-	-
Advances (repayments) from related party	12,121	15,681

Net cash provided by financing activities	12,121	249,831

Cash flows from investing activities:
Acquisition (disposal) of property and equipment	-	(823)
Increase in security deposits	-	885
Net cash provided by (used in)
investing activities	-	62

Net increase (decrease) in cash	(8,302)	24,840

Cash at beginning of period	22,606	3,770

Cash at end of period	14,304	28,610

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

1.  SIGNIFICANT ACCOUNTING POLICIES

Business description

The financial statements presented are those of Intelligent Buying, Inc. (the “Company”).  The Company was incorporated under the laws of the State of California on March 22, 2004 and is in the business of acquiring high-end computer and networking equipment from resellers and end-users and then reselling this equipment at discounted prices.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue on a gross basis when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, the product has been shipped or the services have been provided to the customer, the sales price is fixed or determinable and collectability is reasonably assured.  The Company reduces revenue for estimated customer returns, rotations and sales rebates when such amounts are estimable.  When not estimable, The Company defers revenue until the product is sold to the end customer.  The Company does not provide support on products sold unless a separate agreement for installation and setup has been entered into.  The revenue from such an agreement would be reported separately as fee income if and when such services are performed, completed and accepted by the customer.

Comprehensive income

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income (loss). During the periods ended September 30, 2007 and 2006 the Company did not have any components of comprehensive income (loss) to report.

Net loss per share

SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.

Stock-based compensation

The Company has adopted SFAS 123 (R) "Share-Based Payment", which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) is effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005.  Depending upon the number of and terms for options that may be granted in future periods, the implementation of this standard could have a significant non-cash impact on results of operations in future periods.

During the periods ended September 30, 2007 and 2006, there were no stock options granted or outstanding.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment, which addresses the accounting for share-based payment transactions.  SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead, that such transactions be accounted and recognized in the statement of operations, based on their fair value.  SFAS No. 123R will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005.  The Company has no outstanding stock options at September 30, 2007.  Therefore, the initial adoption of this standard is not expected to have an impact on the Company’s financial position and results of operations.

Inventories

Inventories, consisting of computer and networking equipment, are valued at the lower of cost (first-in, first-out basis) or market (replacement cost).

2.  PROPERTY AND EQUIPMENT

A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization is as follows:

	September 30,	December 31,
	2007	2006
Computer equipment	$2,285	$2,285
Less accumulated depreciation	1,508	938
	$777	$1,347

3.  NOTES PAYABLE – RELATED PARTY

At September 30, 2007 and 2006 there was no balance outstanding on account of related party notes payable. At December 31, 2005, the aggregate amount outstanding on account of notes payable - others was $41,000.  On January 2, 2006, the Company committed to exchange $38,000 face amount of said notes (including all interest accrued thereon) for 253,333 of the Company’s common shares and the remaining $3,000 face value (including all interest accrued thereon) for 20,000 of the Company’s common shares. While the Company was committed to issue these shares immediately, the physical share certificates were not issued until March 22, 2006 because the Company did not have a transfer agent until that date.  The exchange was mutually agreed between the Company and the note holders.  At the time of this agreement, there was no established market value for the stock and therefore the shares issued in exchange for the notes were valued at $.75, the same price paid by investors in the March 2006 private placement.

4.  INCOME TAXES

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company incurred no income taxes (except for the annual minimum State franchise tax)for the six months ended September 30, 2007 and 2006.  The expected income tax benefit for the nine months ended September 30, 2007 and 2006 is approximately $6,500 and $197,000, respectively.  The difference between the expected income tax benefit and non-recognition of an income tax benefit in each period is the result of a valuation allowance applied to deferred tax assets.

Net operating loss carryforwards of approximately $686,000 at September 30, 2007 are available to offset future taxable income, if any, and expire in 2026.  This results in a net deferred tax asset, assuming an effective tax rate of 34% of approximately $233,000 at September 30, 2007.

A valuation allowance in the same amount has been provided to reduce the deferred tax asset, as realization of the asset is not assured.

5.  STOCKHOLDERS’ DEFICIENCY

Preferred stock

At December 31, 2007, the Company had 2,500,000 shares of its preferred stock issued and outstanding.   The preferred shares were issued in exchange for the 20,000 shares of common stock held by the Company’s founders.  At the time of the exchange, such 20,000 shares comprised all of the issued and outstanding shares of the Company, and as a result, the exchange was treated as an “equal value” exchange with the 2,500,000 preferred shares having the same value as the 20,000 shares of common stock for which they were exchanged.  The only journal entries made at the time of the exchange were to take into account the par value of each of the shares exchanged.

The following is a list of significant designations, rights and preference of the presently issued preferred shares:

•

Each holder shall have two votes for each share of preferred stock

•

Liquidation preference--In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of Series A Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any common stock, to receive in full an amount equal to $2.00 per share, together with an amount equal to all accrued and unpaid dividends accrued to the date of payment.

•

Convertible at the option of the holder into two shares of common stock at any time following the effective date of the first registration statement filed by the Company with the U.S. Securities and Exchange Commission.  All unconverted shares of preferred stock shall automatically convert into two shares of common stock on the earlier to occur of April 1, 2008 or any change in control (as in the Certificate of Determination).

Additionally, from time to time the Board of Directors may designate additional classes of preferred stock with designations, rights and preferences to be determined by the Company’s board of directors. The issuance of the preferred stock and additional shares of the preferred stock in the future could adversely affect the rights of the holders of the common stock.

With respect to such preferred shares, the Board of Directors may determine, without further vote or action by their stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Common stock

At December 31, 2007, the Company had 889,533 shares of its common stock issued and outstanding.  These shares comprised 273,333 shares issued on March 22, 2006 in exchange for certain Notes Payable (see Note 2, above), 500,000 shares issued on April 1, 2006 in consideration for certain financial advisory services and 116,200 shares issued on March 31, 2006 in connection with a private placement of common shares.  Dividends may be paid on outstanding shares of common stock as declared by the Board of Directors. Each share of common stock is entitled to one vote.

6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	September 30,	December 31,
	2007	2006
Trade payables:
American Express	$6,363	$3,005
Other payables- less than 5%	542	9,313
Sales tax payable	865	-
Legal and accounting fees	9,399	8,830
	$17,169	$21,148

7.  RELATED PARTY TRANSACTIONS

The Company sells to Anchorfree Wireless, Inc., a company controlled by the principal shareholders of the Company.  During the first nine months of 2007, approximately 88.4% of the Company’s sales were made to Anchorfree.  As of September 30, 2007, Anchorfree was not indebted to the Company for sales made in the ordinary course of business.

As of September 30, 2007 and 2006, the Company owes $15,408 and $9,379, respectively to AnchorFree Wireless, Inc., a company controlled by the principal shareholders and officers of the Company.  These amounts represent short-term advances in the ordinary course of business and fluctuate significantly.  The increase in the balance owing at September 30, 2007 represents the balance of a payment made by AnchorFree Wireless, Inc. to the Company against goods that were credited by the seller.  This amount will be used to offset future purchases by AnchorFree Wireless, Inc.

8.  RESTATEMENT OF FINANCIAL DATA AT DECEMBER 31, 2006

The financial date as of December 31, 2006 and for the year then ended as presented in the accompanying financial statements have been restated and corrected for errors relating to a) the price per share of common stock issued for services and in exchange for certain debt and b) the write off of a previously recorded security deposit to rent expense.  In March 2006 the Company issued 273,333 shares of its common stock in exchange for certain debt at $0.15 per share. In April 2006, the Company issued 500,000 shares of its common shares to a consultant and valued these shares originally at $0.20 per shares.  The Company has revised the price per share on each of these transactions to $0.75 per share. The difference between the original recording and the corrected price per share for these transactions was $164,000 and $275,000 respectively, for a total of $439,000.  This amount has been included in selling, general and administrative expenses in the accompanying financial statements.  The write off a security deposit to rent expense is also included in selling general and administrative expenses.

The following table presents the impact of the additional stock-based compensation expense-related adjustments on our previously-reported balance sheet as of December 31, 2006:

RECONCILIATION OF BALANCE SHEET

	As Reported	Adjustments	As Restated
Assets:
Current assets:
Cash	22,606	0	22,606
Inventories	2,949	0	2,949
Total current assets	25,555	0	25,555
Property and equipment, net	1,347	0	1,347
Total assets	26,902	0	26,902

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	21,149	0	21,149
Due to related party	3,287	0	3,287
Total current liabilities	24,436	0	24,436
Stockholders' Equity:
Preferred stock	2,500	0	2,500
Common stock	889	0	889
Additional paid in capital	217,961	(448,500)	666,461
Accumulated deficit	(218,884)	448,500	(667,384)
Total stockholders' equity	2,466	0	2,466
Total liabilities and stockholders' equity	26,902	0	26,902

The following table presents the impact of the additional stock-based compensation expense related adjustments on our previously reported statement of operations for the year ended December 31, 2006:

RECONCILIATION OF STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

	As Reported	Adjustments	As Restated

Sales:
Related party	105,554	0	105,554
Other	43,922	0	43,922
Total sales	149,476	0	149,476
Costs and expenses:
Cost of sales	103,690	0	103,690
Selling, general and administrative	205,954	(448,500)	654,454
Interest	8	0	8
Total costs and expenses	758,152	0	758,152
Net loss	(160,176)	448,500	(608,676)
Accumulated deficit- beginning of year	(58,708)	0	(58,708)
Accumulated deficit- end of year	(218,884)	448,500	(667,384)
Net loss per common share	$0.32	($0.64)	$0.96

As of September 30, 2007 and 2006, the Company owes $15,408 and $9,379, respectively to AnchorFree Wireless, Inc., a company controlled by the principal shareholders and officers of the Company.  These amounts represent short-term advances in the ordinary course of business and fluctuate significantly.  The increase in the balance owing at September 30, 2007 represents the balance of a payment made by AnchorFree Wireless, Inc. to the Company against goods that were credited by the seller.  This amount will be used to offset future purchases by AnchorFree Wireless, Inc.

ITEM 23.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus. The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until April 14, 2008 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting.

Intelligent Buying, Inc.

389,533 Shares

Common Stock

PROSPECTUS

January 15, 2008